                                                                    Exhibit 99.4
                                                                    ------------

                             ALAMOSA HOLDINGS, INC.
                   SELECTED UNAUDITED PRO FORMA FINANCIAL DATA


The following unaudited pro forma condensed combined financial statements combine the historical balance sheets and statements of operations (consolidated, where applicable) of Alamosa Holdings, Inc. ("Alamosa"), Roberts, and WOW. These unaudited pro forma financial statements give effect to the January 31, 2001 issuance of 12 1/2% senior notes by Alamosa (Delaware), Inc., a wholly-owned subsidiary of Alamosa ("Alamosa (Delaware)") and the acquisitions of Roberts and WOW using the purchase method of accounting. To assist you in your analysis of the financial aspects of each of these transactions, both individually and combined, we have presented this set of unaudited pro forma condensed combined financial statements to demonstrate the financial aspects of the combined transaction.

We derived this information from the audited financial statements (consolidated, where applicable) of Alamosa, Roberts and WOW for the year ended
December 31, 2000. This information is only a summary and should be read in conjunction with the historical financial statements and related notes contained elsewhere herein for the period presented.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000 assumes that the issuance of the 12 1/2% senior notes and the acquisitions of Roberts and WOW were effected on January 1, 2000. The unaudited pro forma condensed combined balance sheet as of December 31, 2000 gives effect to the issuance of the outstanding notes and the acquisitions of Roberts and WOW as if they had occurred on December 31, 2000. The accounting policies of Alamosa, Roberts and WOW are comparable. Certain reclassifications have been made to Roberts' and WOW's historical presentation to conform to Alamosa's presentation. These reclassifications do not materially impact Alamosa's, Roberts' or WOW's operations or financial position for the periods presented.

The pro forma adjustments, which are based upon available information and upon certain assumptions that we believe are reasonable, are described in the accompanying notes. The actual allocation of these adjustments will be different and the difference may be material.

We are providing the unaudited pro forma condensed combined financial information for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

                             ALAMOSA HOLDINGS, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             AS OF DECEMBER 31, 2000




                                                                                           Issuance of
                                                                        Historical            12.5%
                                                                         Alamosa           Senior Notes              Subtotal
                                                                         -------           ------------              --------
                                                                                             (Note 1)
 ASSETS
 Current assets:
      Cash and cash equivalents                                         $ 141,768,167       $ 182,000,000            $ 323,768,167
      Restricted cash                                                               -          59,000,000  (1a)         59,000,000
      Short-term investments                                                1,600,000                   -                1,600,000
      Accounts receivable, net                                             14,746,930                   -               14,746,930
      Inventory                                                             2,752,788                   -                2,752,788
      Prepaid expenses and other assets                                     4,072,645                   -                4,072,645
                                                                        -------------       -------------            -------------
          Total current assets                                            164,940,530         241,000,000              405,940,530

 Property and equipment, net                                              228,982,869                   -              228,982,869
 Notes receivable from Roberts and Roberts Holdings' members               46,865,233                   -               46,865,233
 Debt issuance costs, net                                                  13,108,376           9,000,000  (1b)         22,108,376
 Intangible and other noncurrent assets                                     4,501,005                   -                4,501,005
                                                                                                                                 -
          Total assets                                                  $ 458,398,013       $ 250,000,000            $ 708,398,013
                                                                        =============       =============            =============

 LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities:
      Accounts payable and accrued expenses                              $ 59,749,061                 $ -             $ 59,749,061
      Accounts payable to related parties                                   1,636,745                   -                1,636,745
      Current notes payable and installments of capital leases                 35,778                   -                   35,778
      Microwave relocation obligation and other current liabilities                 -                   -                        -
                                                                        -------------       -------------            -------------
          Total current liabilities                                        61,421,584                   -               61,421,584

      Capital lease obligations, noncurrent                                 1,038,614                   -                1,038,614
      Long-term debt                                                      263,804,132         250,000,000              513,804,132
      Deferred tax and other noncurrent liabilities                           735,593                   -                  735,593
                                                                        -------------       -------------            -------------
          Total liabilities                                               326,999,923         250,000,000              576,999,923
                                                                        -------------       -------------            -------------

 Commitments and contingencies

 Shareholders' equity:
      Preferred stock                                                               -                   -                        -
      Shareholders' equity (deficit)/members' equity (deficit)            132,510,903                   -              132,510,903
      Unearned compensation                                                (1,112,813)                  -               (1,112,813)
                                                                        -------------       -------------            -------------
          Total shareholders' equity                                      131,398,090                   -              131,398,090
                                                                        -------------       -------------            -------------

          Total liabilities, redeemable preferred stock and
            shareholders' equity                                        $ 458,398,013       $ 250,000,000            $ 708,398,013
                                                                        =============       =============            =============



                                                                                                  Roberts Merger
                                                                                        ---------------------------------
                                                                       Alamosa            Historical
                                                                      Pro Forma             Roberts           Pro Forma
                                                                     Adjustments           Wireless          Adjustments
                                                                     -----------           --------          -----------
                                                                      (Note 2)                                (Note 3)
 ASSETS
 Current assets:
      Cash and cash equivalents                                                 $ -                  $ -                $ -
      Restricted cash                                                             -                    -                  -
      Short-term investments                                                      -                    -                  -
      Accounts receivable, net                                                    -            3,704,786           (952,183) (3g)
      Inventory                                                                   -            1,156,207                  -
      Prepaid expenses and other assets                                  42,717,944              364,296         (1,045,785) (3f)
                                                                       ------------         ------------      -------------
          Total current assets                                           42,717,944            5,225,289         (1,997,968)

 Property and equipment, net                                                      -           67,136,728         (7,095,293)
 Notes receivable from Roberts and Roberts Holdings' members                      -           16,375,106        (37,000,000) (3f)
 Debt issuance costs, net                                                         -            1,849,450         (1,849,450)
 Intangible and other noncurrent assets                                 (42,717,944)           6,403,772        447,560,622  (3a)
                                                                       ------------         ------------      -------------
          Total assets                                                          $ -         $ 96,990,345      $ 399,617,911
                                                                       ============         ============      =============

 LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities:
      Accounts payable and accrued expenses                                     $ -         $ 18,616,283       $ (1,997,968) (3f,g)
      Accounts payable to related parties                                         -                    -                  -
      Current notes payable and installments of capital leases                    -           37,320,272        (37,000,000) (3f)
      Microwave relocation obligation and other current liabilities               -                    -                  -
                                                                       ------------         ------------      -------------
          Total current liabilities                                               -           55,936,555        (38,997,968)

      Capital lease obligations, noncurrent                                       -                    -                  -
      Long-term debt                                                              -           56,000,000          8,940,164
      Deferred tax and other noncurrent liabilities                               -                    -        123,241,331  (3b)
                                                                       ------------         ------------      -------------
          Total liabilities                                                       -          111,936,555         93,183,527
                                                                       ------------         ------------      -------------

 Commitments and contingencies

 Shareholders' equity:
      Preferred stock                                                             -                    -                  -
      Shareholders' equity (deficit)/members' equity (deficit)                    -          (14,946,210)       307,019,008
      Unearned compensation                                                       -                    -           (584,624) (3c)
                                                                       ------------         ------------      -------------
          Total shareholders' equity                                              -          (14,946,210)       306,434,384
                                                                       ------------         ------------      -------------

          Total liabilities, redeemable preferred stock and
            shareholders' equity                                       $          -         $ 96,990,345      $ 399,617,911
                                                                       ============         ============      =============




                                                                                 WOW Merger
                                                                      --------------------------------

                                                                      Historical            Pro Forma
                                                                          WOW              Adjustments                Total
                                                                      ----------           -----------                -----
                                                                                            (Note 4)
 ASSETS
 Current assets:
      Cash and cash equivalents                                          $ 8,441,896                  $ -            $ 332,210,063
      Restricted cash                                                              -                    -               59,000,000
      Short-term investments                                                       -                    -                1,600,000
      Accounts receivable, net                                               552,018             (641,723) (4g)         17,409,828
      Inventory                                                              510,089                    -                4,419,084
      Prepaid expenses and other assets                                      273,632                    -               46,382,732
                                                                        ------------        -------------           --------------
          Total current assets                                             9,777,635             (641,723)             461,021,707

 Property and equipment, net                                              36,686,735                    -              325,711,039
 Notes receivable from Roberts and Roberts Holdings' members                       -           (9,865,233) (4f)         16,375,106
 Debt issuance costs, net                                                  1,479,324           (1,479,324)              22,108,376
 Intangible and other noncurrent assets                                      149,232          207,133,426  (4a)        623,030,113
                                                                        ------------        -------------           --------------
          Total assets                                                  $ 48,092,926        $ 195,147,146           $1,448,246,341
                                                                        ============        =============           ==============

 LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities:
      Accounts payable and accrued expenses                              $ 7,825,710           $ (622,998) (4g)       $ 83,570,088
      Accounts payable to related parties                                          -                    -                1,636,745
      Current notes payable and installments of capital leases             9,865,233           (9,865,233) (4f)            356,050
      Microwave relocation obligation and other current liabilities                -                    -                        -
                                                                        ------------        -------------           --------------
          Total current liabilities                                       17,690,943          (10,488,231)              85,562,883

      Capital lease obligations, noncurrent                                        -                    -                1,038,614
      Long-term debt                                                      30,960,318           17,602,302              627,306,916
      Deferred tax and other noncurrent liabilities                                -           57,036,741              181,013,665
                                                                        ------------        -------------           --------------
          Total liabilities                                               48,651,261           64,150,812              894,922,078
                                                                        ------------        -------------           --------------

 Commitments and contingencies

 Shareholders' equity:
      Preferred stock                                                              -                    -                        -
      Shareholders' equity (deficit)/members' equity (deficit)              (558,335)         130,996,334              555,021,700
      Unearned compensation                                                        -                    -               (1,697,437)
                                                                        ------------        -------------           --------------
          Total shareholders' equity                                        (558,335)         130,996,334              553,324,263
                                                                        ------------        -------------           --------------

          Total liabilities, redeemable preferred stock and
            shareholders' equity                                        $ 48,092,926        $ 195,147,146           $1,448,246,341
                                                                        ============        =============           ==============


                             ALAMOSA HOLDINGS, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000



                                                                               Issuance of                            Alamosa
                                                             Historical           12.5%                              Pro Forma
                                                               Alamosa         Senior Notes         Subtotal        Adjustments
                                                               -------         ------------         --------        -----------
                                                                                 (Note 1)                            (Note 2)
Revenues:
     Service revenues                                          $ 73,499,638               $ -       $ 73,499,638               $ -
     Product sales                                                9,200,669                 -          9,200,669                 -
                                                              -------------     -------------     --------------      ------------
         Total revenue                                           82,700,307                 -         82,700,307                 -
                                                              -------------     -------------     --------------      ------------

Costs and expenses:
     Cost of service and operations                              54,593,689                 -         54,593,689                 -
       Cost of service and operations - related parties                                     -                  -                 -
     Cost of products sold                                       20,524,427                 -         20,524,427                 -
     Selling and marketing                                       46,513,835                 -         46,513,835                 -
       Selling and marketing - related parties                                              -                  -                 -
     General and administrative expenses                          9,537,510                 -          9,537,510                 -
     Selling, general and administrative                                  -                 -                  -                 -
     Equity participation compensation expense                    5,650,625                 -          5,650,625                 -
     General and administrative - related parties                         -                 -                  -                 -
     Terminated merger and acquisition costs                      2,246,789                            2,246,789                 -
     Depreciation and amortization                               12,530,038                 -         12,530,038                 -
                                                              -------------     -------------     --------------      ------------
         Total costs and expenses                               151,596,913                 -        151,596,913                 -
                                                              -------------     -------------     --------------      ------------

         Loss from operations                                   (68,896,606)                -        (68,896,606)                -

Interest and other income                                        14,483,431                 -         14,483,431                 -
Interest expense                                                (25,774,925)      (32,150,000)       (57,924,925)          (77,542)
                                                              -------------     -------------     --------------      ------------
     Loss before income tax benefit                             (80,188,100)      (32,150,000)      (112,338,100)          (77,542)

Income tax benefit                                                        -                 -                  -        42,717,944
                                                              -------------     -------------     --------------      ------------
     Net income/(loss)                                        $ (80,188,100)    $ (32,150,000)    $ (112,338,100)     $ 42,640,402
                                                              =============     =============     ==============      ============


         Net loss per common share, basic and diluted               $ (1.33)

         Weighted average common shares outstanding,
           basic and diluted                                     60,198,390




                                                                      Roberts Merger
                                                          -----------------------------------
                                                            Historical
                                                             Roberts             Pro Forma
                                                             Wireless           Adjustments
                                                             --------           -----------
                                                                                  (Note 3)
Revenues:
     Service revenues                                        $ 13,413,135                  $ -
     Product sales                                              1,315,616                    -
                                                            -------------        -------------
         Total revenue                                         14,728,751                    -
                                                            -------------        -------------

Costs and expenses:
     Cost of service and operations                            10,004,526                    -
       Cost of service and operations - related parties                 -                    -
     Cost of products sold                                      2,493,853                    -
     Selling and marketing                                      6,975,964                    -
       Selling and marketing - related parties                          -                    -
     General and administrative expenses                        2,507,262              350,000  (3c)
     Selling, general and administrative                                -                    -
     Equity participation compensation expense                          -              116,925  (3c)
     General and administrative - related parties                       -                    -
     Terminated merger and acquisition costs                            -                    -
     Depreciation and amortization                              5,671,944           24,027,603  (3d)
                                                            -------------        -------------
         Total costs and expenses                              27,653,549           24,494,928
                                                            -------------        -------------

         Loss from operations                                 (12,924,798)         (24,494,528)

Interest and other income                                          98,085                    -
Interest expense                                               (3,279,364)          (1,151,046) (3e)
                                                            -------------        -------------
     Loss before income tax benefit                           (16,106,077)         (25,445,574)

Income tax benefit                                                      -           13,325,584  (3d)
                                                            -------------        -------------
     Net income/(loss)                                      $ (16,106,077)       $ (12,171,216)
                                                            =============        =============


         Net loss per common share, basic and diluted

         Weighted average common shares outstanding, basic and diluted




                                                                       WOW Merger
                                                           --------------------------------

                                                           Historical           Pro Forma
                                                              WOW              Adjustments                   Total
                                                              ---              -----------                   -----
                                                                                 (Note 4)
Revenues:
     Service revenues                                        $ 1,823,485                  $ -               $ 88,736,258
     Product sales                                               682,576                    -                 11,198,861
                                                           -------------         ------------             --------------
         Total revenue                                         2,506,061                    -                 99,935,119
                                                           -------------         ------------             --------------

Costs and expenses:
     Cost of service and operations                            4,373,599                    -                 68,971,814
       Cost of service and operations - related parties                -                    -                          -
     Cost of products sold                                     1,750,059                    -                 24,768,339
     Selling and marketing                                     4,106,230                    -                 57,596,029
       Selling and marketing - related parties                         -                    -                          -
     General and administrative expenses                       4,218,699                    -                 16,613,471
     Selling, general and administrative                               -                    -                          -
     Equity participation compensation expense                         -                    -                  5,767,550
     General and administrative - related parties                158,649                    -                    158,649
     Terminated merger and acquisition costs                           -                    -                  2,246,789
     Depreciation and amortization                             1,432,661           11,443,836  (4c)           55,106,082
                                                           -------------         ------------             --------------
         Total costs and expenses                             16,039,897           11,443,836                230,228,723
                                                           -------------         ------------             --------------

         Loss from operations                                (13,533,836)         (11,443,836)              (131,293,454)

Interest and other income                                        155,966                    -                 14,737,482
Interest expense                                                (978,159)          (2,266,296) (4d)          (65,677,332)
                                                           -------------         ------------             --------------
     Loss before income tax benefit                          (14,356,029)         (13,710,132)              (162,233,454)

Income tax benefit                                                     -            79,467,685 (4c)           65,511,213
                                                           -------------         ------------             --------------
     Net income/(loss)                                     $ (14,356,029)        $ (4,242,447)            $ (116,722,241)
                                                           =============         ============             ==============


         Net loss per common share, basic and diluted                                                            $ (1.46)

         Weighted average common shares outstanding,
           basic and diluted                                                                                  79,748,390



    SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION AND OPERATING DATA




                                                       Year Ended
                                                   December 31, 2000
                                           --------------------------------------------
                                                                     Pro Forma
                                            Historical              As Adjusted
                                            ----------              -----------
 SELECTED OPERATING DATA:
 Revenues:
     Service revenues                         $ 73,499,638             $ 88,736,258
     Product sales                               9,200,669               11,198,861
                                             -------------            -------------
       Total revenue                            82,700,307               99,935,119
                                             -------------            -------------

 Costs and expenses                            151,596,913              231,228,723
 Interest and other income/(expense)           (11,291,494)             (50,939,850)
 Income tax benefit                                      -               65,290,173
                                             -------------            -------------
 Net income/(loss)                           $ (80,188,100)           $(116,722,241)
                                             =============            =============


 OTHER FINANCIAL DATA:
 Capital expenditures (1)                    $ 136,904,260            $ 225,843,065


                                                  As of December 31, 2000
                                            -----------------------------------------
                                                                     Pro Forma
                                            Historical              As Adjusted
                                            ----------              -----------
 SELECTED BALANCE SHEET DATA:
 Cash and cash equivalents                   $ 141,768,167            $ 332,210,063
 Restricted cash                                         -               59,000,000
 Short-term investments                          1,600,000                1,600,000
 Property and equipment, net                   228,982,869              325,711,039
 Total assets                                  458,398,013            1,448,246,341
 Accounts payable and accrued expenses          59,749,061               83,570,088
 Long-term debt                                263,804,132              627,306,915
 Total liabilities                             326,999,923              894,922,077
 Total shareholders' equity                    131,398,090              553,324,264


 ------------------

 (1) Capital expenditures represent additions to property and equipment.

                           COMPARATIVE PER SHARE DATA



                                                       Year Ended
                                                      December 31, 2000
                                           ----------------------------------------
                                                                    Pro Forma
                                            Historical             As Adjusted
                                            ----------             -----------
     ALAMOSA
      Net loss per share                     $ (1.33)                 $ (1.46)
      Book value per share                      2.14                     6.84


NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 - ADJUSTMENTS FOR ISSUANCE OF 12 1/2% SENIOR NOTES

Adjustments have been made to Alamosa's historical financial statements to illustrate the effects of the January 31, 2001 issuance of the 12 1/2% senior notes in the amount of $250 million by Alamosa (Delaware).

(1a) Approximately $59.0 million of the net proceeds were used to establish a security account to secure payment on a pro rata basis the payment obligations under the 12 1/2% senior notes and Alamosa (Delaware)'s existing 12 7/8% senior discount notes.

(1b) Debt issuance costs, comprised of a 3% commitment fee and $1.5 million of other expenses, will be amortized on a straight-line basis over the ten-year life of the senior notes.

NOTE 2 - ALAMOSA PRO FORMA ADJUSTMENTS

The pro forma income tax expense adjustments to Alamosa's historical financial statements represent the reversal of the deferred tax asset valuation allowance and the resulting recognition of its deductible net operating loss carry forwards. These adjustments were based on an assessment of the combined past and expected future taxable income of Alamosa and expected reversals of the temporary differences from the Roberts and WOW mergers.

On December 20, 2000, we announced that Alamosa had entered into a commitment letter with a group of banks providing for a new senior credit facility of up to $280 million, to be made to Alamosa Holdings, LLC. The senior secured credit facility was closed and initial funding of $150 million was made on February 14, 2001 in connection with the completion of the Roberts and WOW mergers. A portion of the proceeds of the credit facility were used to refinance Alamosa's existing credit facility, to fund the cash portion of the consideration in the Roberts and WOW mergers, and to pay transaction costs. On March 30, 2001, the senior credit facility was increased from $280 million to $333 million. The additional $53 million was used to pay off the secured portion of Southwest's $82 million of debt assumed in the closing of the merger. Remaining proceeds will be used for general corporate purposes, including funding capital expenditures, subscriber acquisition costs and marketing costs, purchase of spectrum and working capital needs. The credit facility is comprised of a term facility of $293 million and a revolving credit facility of $40 million, each with a term of seven years. The rate of interest will be based on LIBOR plus an interest margin.

The pro forma adjustment to interest expense reflects Alamosa's incremental expense based on the new rate of interest applicable under the senior secured credit facility.


NOTE 3 - THE ROBERTS MERGER

Pursuant to the Roberts reorganization agreement, the members of Roberts formed Roberts Wireless Holdings, L.L.C., which held all of the outstanding membership interest of Roberts. On February 14, 2001, Roberts Holdings merged with and into Alamosa. Each unit of membership interest of Roberts Holdings was converted into the right to receive (i) 675 shares of Alamosa common stock, and (ii) up to $200 in cash, without any interest thereon. The aggregate consideration paid in the Roberts merger was 13,500,000 shares of Alamosa common stock and $4.0 million in cash. Alamosa also assumed the net debt of Roberts, which amounted to approximately $56.0 million.

To obtain the consent of Sprint PCS to the terms of the Roberts reorganization agreement, Alamosa agreed to make certain payments to Sprint PCS if Roberts did not meet its network build-out timetables in certain markets. With respect to each of these markets for which the target dates have passed, Roberts either has met all launch and build-out requirements or has been granted an extension by Sprint PCS under a "force majeure" exception.

The unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations have been adjusted for the Roberts merger, which includes Alamosa's acquisition of Roberts in exchange for cash and stock in Alamosa. The Roberts merger will be accounted for using the purchase method of accounting.

The pro forma adjustments represent the purchase accounting adjustments necessary to reflect the Roberts merger. The aggregate purchase price was calculated as follows:

    Outstanding membership interests of Roberts Holdings                                 20,000
       Exchange ratio per membership interest                                                675
                                                                                   -------------
       Equivalent Holding Company trading common shares                               13,500,000
       Average trading price                                                       $       21.56 (i)
                                                                                   -------------
           Subtotal                                                                $ 291,060,000
       Cash consideration                                                              4,000,000
       Fair market value of stock options issued                                         428,175 (ii)
       Merger-related costs                                                            4,940,164 (iii)
       Assumed deferred tax liability                                                123,241,331 (3b)
                                                                                   =============
           Total consideration                                                     $ 423,669,670
                                                                                   =============

Goodwill was calculated as follows:

     Total consideration                                                         $ 423,669,670
     Less:
       Roberts members' equity at December 31, 2000                                (14,946,210)
       Write-off deferred debt issuance costs and other intangible assets           (8,228,343)
       Excluded assets                                                              (7095,293) (iv)
       Estimated fair value of Sprint PCS affiliation and operating agreements     330,698,185
                                                                                 --------------
         Goodwill                                                                $ 123,241,331
                                                                                 ==============

 (i) The average trading price is based on the average of the closing prices of Alamosa (Delaware)'s common stock for the two days before, the day of, and the two days after the date of the announcement of the Roberts merger, July 31, 2000.

(ii) Pursuant to the Roberts reorganization agreement, at the closing of the Roberts merger, Alamosa issued stock options to purchase a total of 45,000 shares of Alamosa common stock to former employees and consultants of Roberts identified by Michael and Steven Roberts prior to closing. It is not anticipated that these employees and consultants will be providing services to Alamosa in the future. The options will have an exercise price of 90% of the market value of Alamosa common stock on the date of grant, which was February 14, 2001. The fair value of the stock options was based on a Black-Scholes valuation and has been recorded as additional consideration.
                                       5

(iii) Costs of the Roberts merger have been included as additional purchase price and are:


  Investment banking fees                    $ 2,356,639
  Legal, accounting and other                  2,583,525
                                             ===========
    Total merger-related costs               $ 4,940,164
                                             ===========


(iv) Pursuant to the Roberts reorganization agreement, Roberts transferred to the members, Roberts Tower Company or other entities controlled by them, $7,095,293 of real estate, towers, base stations and retail store sites that were funded directly or indirectly with capital contributions to Roberts by the members.


We have preliminarily allocated the excess of the estimated purchase price over the estimated fair value of the net tangible identifiable assets acquired to the Sprint PCS affiliation and operating agreements ($330,698,185) and goodwill ($123,241,331). A deferred tax liability has been assumed for the difference between the reported amounts allocated to the Sprint PCS affiliation and operating agreements and the underlying tax basis. The final allocation of the excess purchase price over net identifiable assets, which will be determined by an independent appraiser, will include, if applicable, recognition of fair value adjustments to the tangible assets, liabilities and identifiable intangible assets, including the Sprint PCS affiliation and operating agreements, intellectual property, subscriber lists and residual goodwill. For illustrative purposes, we have amortized all intangible assets over a period of 18.7 years to reflect the remaining term of the underlying Sprint PCS affiliation and operating agreements from the assumed date of the closing of the reorganization, which for purposes of this presentation is December 31, 2000.

(3a) The value assigned to the Sprint PCS affiliation and operating agreements of $329,693,937 and goodwill of $123,241,331 is recorded as a pro forma adjustment to the unaudited pro forma combined condensed balance sheet, less the write off of existing intangible assets of $6,378,893.

(3b) A deferred tax liability has been recorded for the differences between the estimated fair value and tax bases of the Roberts assets acquired and liabilities assumed. We have assumed the estimated fair value of the assets acquired, other than the Sprint PCS affiliation and operating agreements, and liabilities assumed are equal to their tax bases. The effective tax rate of 38% is an estimate of the composite federal and state income tax rates. The deferred tax liability has been calculated as follows:


                                                   Estimated          Tax       Temporary
                                                   Fair Value        Basis       Difference
                                                  ------------    ------------   -----------
Sprint PCS affiliation and operating agreements   $329,693,937    $  6,378,893   $323,315,044
Estimated effective tax rate                                                               38%
                                                                                 ------------
Deferred tax liability                                                           $122,859,717
                                                                                 ============



(3c) Represents the estimated cost associated with Michael Roberts', Steven Roberts' and Kay Gabbert's five-year consulting agreements. The aggregate annual cost of these consulting agreements totals $350,000 and has been recorded as compensation expense. In addition, as part of Ms. Gabbert's five-year consulting agreement, she will receive options for 40,000 shares of Alamosa (Delaware)'s common stock vesting over five years, at an exercise price of 90% of the market value of Alamosa common stock on July 1, 2000. The fair value associated with these stock options was based on a Black-Scholes valuation and has been recorded as unearned compensation amortized over five years.

(3d) The pro forma adjustment to depreciation and amortization expense reflects the incremental amortization expense related to the intangible assets as if the Roberts merger occurred on January 1, 2000. The intangible assets related to the Sprint PCS affiliation and operating agreements and goodwill were amortized over 18.7 years. This amount totals $24,027,603 for the year ended December 31, 2000. These amounts are exclusive of similar amortization expense already recorded by Roberts. The corresponding remeasurement of the deferred tax liability associated with the amount allocated to the Sprint PCS affiliation and operating agreements and Roberts' NOL benefit has been recorded as an income tax benefit.

(3e) The pro forma adjustment reflects an increase in interest expense related to the incremental debt to fund the cash consideration of the Roberts merger and merger-related costs, assuming an annual interest rate of 12 7/8%. This interest rate is based on the terms of a new senior credit facility as discussed in Note 1. This interest amount totals $1,151,046 for the year ended December 31, 2000. A 1/8% variance in interest rates would increase or decrease interest expense by $11,175 for the year ended December 31, 2000.

(3f) The pro forma adjustment represents entries to eliminate Alamosa's note receivable and Roberts' corresponding note payable and related interest of $1,045,785 obtained pursuant to the loan agreements dated July 31, 2000 whereby Alamosa Operations agreed to lend up to $26.6 million to Roberts Wireless Communication LLC and up to $15.0 million to the owners of Roberts to be used for the purpose of funding Roberts' working capital needs through the completion of the merger. As of December 31, 2000, $37.0 million had been funded under the loan agreements. At the completion of the Roberts acquisition, the Roberts promissory note was transferred to Alamosa (Delaware) and contributed as equity to its wholly owned subsidairy, Alamosa Holdings, LLC.

(3g) The pro forma adjustment represents entries to eliminate Alamosa's receivables and Roberts' corresponding payables generated pursuant to the services agreement dated July 31, 2001 whereby Alamosa Operations agreed to provide various services in connection with the operation of Roberts' business. Under the terms of the agreement, Roberts was to pay Alamosa a management fee of $100,000 per month and reimburse Alamosa for certain costs and expenses incurred by or paid by Alamosa pursuant to the agreement which amounted to $239,959. As of December 31, 2000, these amounts totaled $600,000 and $352,183, respectively.


NOTE 4 - THE WOW MERGER

Pursuant to the WOW reorganization agreement, the members of WOW formed WOW Holdings, LLC, which held all of the outstanding membership interest of WOW. On February 14, 2001, WOW Holdings merged with and into Alamosa. Each unit of membership interest of WOW Holdings was converted into the right to receive
(i) 0.19171 shares of Alamosa common stock, and (ii) $0.396 in cash, without any interest thereon. The aggregate consideration paid in the WOW merger was 6,050,000 shares of Alamosa common stock and $12.5 million in cash.
Alamosa assumed the net debt of WOW which amounted to approximately
$31.0 million.

The unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations have been adjusted for the WOW merger, which includes Alamosa's acquisition of WOW in exchange for cash and stock in Alamosa. The WOW merger will be accounted for using the purchase method of accounting.

The pro forma adjustments represent the purchase accounting adjustments necessary to reflect the WOW merger. The aggregate purchase price was calculated as follows:

       Outstanding Membership interests of WOW Holdings                              31,558,046
       Exchange ratio per membership interest                                           0.19171
                                                                                  -------------
       Equivalent Holding Company trading common shares                               6,050,000
       Average trading price                                                      $       21.56 (i)
                                                                                  -------------
           Subtotal                                                               $ 130,438,000
       Cash consideration                                                            12,500,000
       Merger-related costs                                                           3,074,587 (ii)
       Assumption of value appreciation plan obligations                              1,028,088 (iii)
       Assumed deferred tax liability                                                57,036,741 (4b)
                                                                                  =============
           Total consideration                                                    $ 204,077,416
                                                                                  =============

Goodwill was calculated as follows:

       Total consideration                                                        $ 204,077,414
       Less:
        WOW members' equity at December 31, 2000, less investment banking fees       (1,576,687)(ii)
        Write-off deferred debt issuance costs                                       (1,479,324)
        Estimated fair value of Sprint PCS affiliation and operating agreements     150,096,687
                                                                                  -------------
           Goodwill                                                               $  57,036,741
                                                                                  =============

(i) The average trading price is based on the average of the closing prices of Alamosa's common stock for the two days before, the day of, and the two days after the date of the announcement of the WOW merger, July 31, 2000.

(ii) Costs of the WOW merger have been included as additional purchase price and are:



 Investment banking fees                      $ 1,213,868
 Legal, accounting and other                    1,509,472
 Severance obligations                            351,247
                                          ================
      Total merger-related costs              $ 3,074,587
                                          ================

     Under the terms of the WOW merger, Alamosa has agreed to also pay WOW's investment banking fees associated with the merger of $1,018,352. These fees have not been included in the preceding table. No pro forma adjustment was recorded in WOW's pro forma condensed statement of operations given the one-time nature of the charge. In calculating goodwill, the estimated fees were deducted from WOW's members' equity at December 31, 2000.

(iii)Pursuant to the WOW reorganization agreement, at the request of Alamosa, WOW terminated its value appreciation plan before completion of the WOW merger and all participants of the value appreciation plan became fully vested. Alamosa assumed the obligations owed under the value appreciation plan both to Mitchell Moore and one other WOW employees whom Alamosa elected to employ. The obligation owed under the value appreciation plan was recorded as additional purchase price. The agreement stipulates that Mitchell Moore received a fixed value of $1,000,000 in satisfaction of the obligation to him. All of the obligation to Mr. Moore and one-third of the remaining obligation was paid on the date of completion of the WOW merger. The remaining amount ($18,725) is payable in equal installments six and twelve months after the date of completion of the WOW merger, regardless of the employee's employment status.

We have preliminarily allocated the excess of the estimated purchase price over the estimated fair value of the net tangible identifiable assets acquired to the Sprint PCS affiliation and operating agreements ($150,096,686) and goodwill ($57,036,741). A deferred tax liability has been assumed for the difference between the reported amounts allocated to the Sprint PCS affiliation and operating agreements and the underlying tax basis. The final allocation of the excess purchase price over net identifiable assets, which will be determined by an independent appraiser, will include, if applicable, recognition of fair value adjustments to the tangible assets, liabilities and identifiable intangible assets, including the Sprint PCS affiliation and operating agreements, intellectual property and residual goodwill. For illustrative purposes, we have amortized all intangible assets over a period of 18.1 years to reflect the remaining term of the underlying Sprint PCS affiliation and operating agreements from the assumed date of the closing of the reorganization.

(4a) The value assigned to the Sprint PCS affiliation and operating agreements of $150,096,686 and goodwill of $57,036,741 has been recorded as a pro forma adjustment to the unaudited pro forma combined condensed balance sheet.

(4b) A deferred tax liability has been recorded for the differences between the estimated fair value and tax bases of the WOW assets acquired and liabilities assumed. We have assumed the estimated fair value of the assets acquired, other than the Sprint PCS affiliation and operating agreements, and liabilities assumed are equal to their tax bases. The effective tax rate of 38% is an estimate of the composite federal and state income tax rates. The deferred tax liability has been calculated as follows:

                                                      Estimated            Tax         Temporary
                                                     Fair Value           Basis        Difference
                                                    -------------       -----------   -------------
Sprint PCS affiliation and operating agreements     $ 150,096,686        $ --         $ 150,096,686
Estimated effective tax rate                                                                     38%
                                                                                      =============
Deferred tax liability                                                                $  57,036,741
                                                                                      =============


(4c) The pro forma adjustment to depreciation and amortization expense reflects the amortization of the intangible assets over 18.1 years recognized as if the WOW merger occurred on January 1, 2000. This amount totals $11,443,836 for the year ended December 31, 2000. The corresponding remeasurement of the deferred tax liability associated with the amount allocated to the Sprint PCS affiliation and operating agreements and WOW's NOL net benefit has been recorded as an income tax benefit.

(4d) The pro forma adjustment reflects an increase in interest expense related to the incremental debt to fund the cash consideration of the WOW merger and merger-related costs, assuming an annual interest rate of 12 7/8%. This interest rate is based on the terms of a new senior credit facility as discussed in Note 1. This amount totals $2,266,296 for the year ended December 31, 2000. A 1/8% variance in interest rates would increase or decrease interest expense by $22,005 for the year ended December 31, 2000.

(4e) The pro forma adjustment represents entries to eliminate Alamosa's note receivable and WOW's corresponding note payable obtained pursuant to the loan agreement dated July 31, 2000 whereby Alamosa Operations agreed to lend up to $11.0 million to WOW to be used for the purpose of funding WOW's working capital needs through the completion of the merger. As of December 31, 2000, $9,865,233 had been funded under the loan agreement. At the completion of the WOW acquisition, the WOW promissory note was transferred to Alamosa (Delaware) and contributed as equity to its wholly owned subsidiary, Alamosa Holdings, LLC.

(4f) The pro forma adjustment represents entries to eliminate Alamosa's receivables and WOW's corresponding payables generated pursuant to the services agreement dated September 1, 2000 whereby Alamosa Operations agreed to provide various services in connection with the operation of WOW's business. Under the terms of the agreement, WOW was to pay Alamosa a management fee of $100,000 per month and reimburse Alamosa for certain costs and expenses incurred by or paid by Alamosa pursuant to the agreement. As of December 31, 2000, these amounts totaled $300,000 and $341,723, respectively.